                          SUPPLEMENTAL INDENTURE TO BE
                             DELIVERED BY GUARANTORS

                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of November 9, 2001, among Coleman Research Corporation, a Florida corporation, EER Systems, Inc., a Virginia corporation, Electrodynamics, Inc., an Arizona corporation, Henschel Inc., a Delaware corporation, Hygienetics Environmental Services, Inc., a Delaware corporation, Interstate Electronics Corporation, a California corporation, KDI Precision Products, Inc., a Delaware corporation, L-3 Communications Corporation, a Delaware corporation, L-3 Communications Aydin Corporation, a Delaware corporation, L-3 Communications DBS Microwave, Inc., a California corporation, L-3 Communications ESSCO, Inc., a Delaware corporation, L-3 Communications ILEX Systems, Inc., a Delaware corporation, L-3 Communications SPD Technologies, Inc., a Delaware corporation, L-3 Communications Storm Control Systems, Inc., a California corporation, Microdyne Corporation, a Maryland corporation, MPRI, Inc., a Delaware corporation, Pac Ord Inc., a Delaware corporation, Power Paragon, Inc., a Delaware corporation, Southern California Microwave, Inc., a California corporation, SPD Electrical Systems, Inc., a Delaware corporation, SPD Holdings, Inc., a Delaware corporation and SPD Switchgear Inc., a Delaware corporation, (each, a "Guarantor," and collectively, the "Guarantors"), each a subsidiary of L-3 Communications Holdings, Inc. (or its permitted successor), a Delaware corporation (the "Company"), the Company and The Bank of New York, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as October 24, 2001 providing for the issuance of an aggregate principal amount of up to $420,000,000 of 4.00% Senior Subordinated Convertible Contingent Debt Securities (CODES) due 2011 (the "Securities");

                  WHEREAS, the Indenture provides that under certain circumstances the Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall unconditionally guarantee all of the Company's Obligations under the Securities and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and

                  WHEREAS, pursuant to Section 14.7 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. Each Guarantor hereby agrees as follows:

         (a) Each Guarantor, jointly and severally with all other current and future guarantors of the Securities (collectively, the "Guaranteeing Subsidiaries" and each, a "Guaranteeing Subsidiary"), unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Securities or the Obligations of the Company under the Indenture or the Securities, that:

                  (i) the principal of, premium, interest (including Contingent Interest, if any) and Additional Amounts, if any, on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, interest (including Contingent Interest, if any) and Additional Amounts, if any, on the Securities, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee thereunder or under the Indenture will be promptly paid in full, all in accordance with the terms thereof; and

                  (ii) in case of any extension of time for payment or renewal of any Securities or any of such other Obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         (b) Notwithstanding the foregoing, in the event that this Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of each Guarantor under this Supplemental Indenture and its Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

                  3. EXECUTION AND DELIVERY OF GUARANTEES.

         (a) To evidence its Guarantee set forth in this Supplemental Indenture, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included as Exhibit B to the Indenture, shall be endorsed by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee after the date hereof.

         (b) Notwithstanding the foregoing, each Guarantor hereby agrees that its Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

         (c) If an Officer whose signature is on this Supplemental Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

         (d) The delivery of any Security by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Guarantee set forth in this Supplemental Indenture on behalf of each Guarantor.

         (e) Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions of the Securities or the Indenture, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

         (f) Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the obligations contained in the Securities and the Indenture.

         (g) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or such Guarantor, any amount paid by either to the Trustee or such Holder, the Guarantee made pursuant to this Supplemental Indenture, to the extent theretofore discharged, shall be reinstated in full force and effect.

         (h) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand:

                  (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 4 of the Indenture for the purposes of the Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby;

                                    (ii) in the event of any declaration of
                           acceleration of such Obligations as provided in
                           Article 4 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee made pursuant to this Supplemental Indenture; and

                                    (iii) each Guarantor shall have the right to
                           seek contribution from any other non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Guarantee made pursuant to this Supplemental Indenture.

         4. GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

         (a) Except as set forth in Articles 6 and 9 of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Securities shall prevent (a) any consolidation or merger of any Guarantor with or into the Company or any Guaranteeing Subsidiary, (b) any transfer, sale or conveyance of the property of any Guarantor as an entirety or substantially as an entirety, to the Company or any other Guaranteeing Subsidiary or (c) any merger of a Guarantor with or into an Affiliate of that Guarantor in another State of the United States so long as the amount of Indebtedness of the Company and the domestic non-Guarantor subsidiaries is not increased thereby.

         (b) Except as set forth in Article 9 of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Securities shall prevent any consolidation or merger of any Guarantor with or into a corporation or corporations other than the Company or any other Guaranteeing Subsidiary (in each case, whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of any Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company or any other Guaranteeing Subsidiary (in each case, whether or not affiliated with the Guarantor) authorized to acquire and operate the same; provided, however, that each Guarantor hereby covenants and agrees that (i) subject to the Indenture, upon any such consolidation, merger, sale or conveyance, the due and punctual performance and observance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that such Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which such Guarantor shall have been merged, or by the corporation which shall have acquired such property, (ii) immediately after giving effect to such consolidation, merger, sale or conveyance no Default or Event of Default exists, and
                  (iii) such transaction will only be permitted under the Indenture and this Supplemental Indenture if it would be permitted under the terms of all of the indentures governing the Outstanding Senior Subordinated Notes as the same are in effect on the date hereof (whether or not those indentures are subsequently amended, waived, modified or terminated or expire and whether or not any of these Securities continue to be outstanding).

         (c) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee made pursuant to this Supplemental Indenture and the due and punctual performance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by each Guarantor, such successor corporation shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as one of the Guarantors. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon the Securities issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture and this Supplemental Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture and this Supplemental Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

         5. RELEASES.

         (a) Concurrently with any sale of assets (including, if applicable, all of the Capital Stock of a Guarantor), all Liens, if any, in favor of the Trustee in the assets sold thereby shall be released. If the assets sold in such sale or other disposition include all or substantially all of the assets of a Guarantor or all of the Capital Stock of a Guarantor, then the Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released from and relieved of its obligations under this Supplemental Indenture and its Guarantee made pursuant hereto. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such sale or other disposition was made by the Company or the Guarantor, as the case may be, in accordance with the provisions of the Indenture and this Supplemental Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under this Supplemental Indenture and its Guarantee made pursuant hereto. If the Guarantor is not released from its obligations under its Guarantee, it shall remain liable for the full amount of principal of and interest (including Contingent Interest, if any) and Additional Amounts, if any, on the Securities and for the other obligations of such Guarantor under the Indenture as provided herein.

         (b) Upon the designation of a Guarantor as an Excluded Subsidiary in accordance with the terms of the Indenture and the indentures governing the Outstanding Senior Subordinated Notes as the same are in effect on the date hereof (whether or not those indentures are subsequently amended, waived, modified or terminated or expire and whether or not any of those Securities continue to be outstanding), such Guarantor shall be released and relieved of its obligations under the Indenture and this Supplemental Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such designation of such Guarantor as an Excluded Subsidiary was made by the Company in accordance with the provisions of the Indenture and the indentures governing the Outstanding Senior Subordinated Notes as the same are in effect on the date hereof (whether or not those indentures are subsequently amended, waived, modified, terminated or expire and whether or not any of those Securities continue to be outstanding), the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Guarantee. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor under the Indenture as provided herein.

         6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

         7. SUBORDINATION OF GUARANTEES; ANTI-LAYERING. No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of a Guarantor and senior in any respect in right of payment to any of the Guarantees. Notwithstanding the foregoing sentence, the Guarantee of each Guarantor shall be subordinated to the prior payment in full of all Senior Debt of that Guarantor (in the same manner and to the same extent that the Securities are subordinated to Senior Debt), which shall include all guarantees of Senior Debt.

         8. THIS SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         9. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         10. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         11. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: November 9, 2001
                                       L-3 COMMUNICATIONS HOLDINGS, INC.


                                       By: /s/ Christopher C. Cambria
                                           -------------------------------------
                                           Name:  Christopher C. Cambria
                                           Title: Senior Vice President -
                                                  General Counsel and Secretary

                                       COLEMAN RESEARCH CORPORATION
                                       EER SYSTEMS, INC.
                                       ELECTRODYNAMICS, INC.
                                       HENSCHEL INC.
                                       HYGIENETICS ENVIRONMENTAL SERVICES,
                                            INC.
                                       INTERSTATE ELECTRONICS CORPORATION
                                       KDI PRECISION PRODUCTS, INC.
                                       L-3 COMMUNICATIONS CORPORATION
                                       L-3 COMMUNICATIONS AYDIN
                                            CORPORATION
                                       L-3 COMMUNICATIONS DBS MICROWAVE,
                                            INC.
                                       L-3 COMMUNICATIONS ESSCO, INC.
                                       L-3 COMMUNICATIONS ILEX SYSTEMS, INC.
                                       L-3 COMMUNICATIONS SPD
                                            TECHNOLOGIES, INC.
                                       L-3 COMMUNICATIONS STORM CONTROL
                                            SYSTEMS, INC.
                                       MICRODYNE CORPORATION
                                       MPRI, INC.
                                       PAC ORD INC.
                                       POWER PARAGON, INC.
                                       SOUTHERN CALIFORNIA MICROWAVE, INC.
                                       SPD ELECTRICAL SYSTEMS, INC.
                                       SPD HOLDINGS, INC.
                                       SPD SWITCHGEAR INC.
                                            As Guaranteeing Subsidiaries


                                       By: /s/ Christopher C. Cambria
                                           -------------------------------------
                                           Name:  Christopher C. Cambria
                                           Title: Vice President

Dated: November 9, 2001            THE BANK OF NEW YORK
                                   as Trustee


                                   By: /s/ Kisha Holder
                                      ---------------------------------------
                                      Name:  Kisha Holder
                                      Title: Assistant Treasurer

           NOTATION ON SENIOR SUBORDINATED CONVERTIBLE CONTINGENT DEBT
                                    SECURITY
                              RELATING TO GUARANTEE

                  Pursuant to the Supplemental Indenture (the "Supplemental Indenture") dated as of November 9, 2001 among L-3 Communications Holdings, Inc., a Delaware corporation, Coleman Research Corporation, a Florida corporation, EER Systems, Inc., a Virginia corporation, Electrodynamics, Inc., an Arizona corporation, Henschel Inc., a Delaware corporation, Hygienetics Environmental Services, Inc., a Delaware corporation, Interstate Electronics Corporation, a California corporation, KDI Precision Products, Inc., a Delaware corporation, L-3 Communications Corporation, a Delaware corporation, L-3 Communications Aydin Corporation, a Delaware corporation, L-3 Communications DBS Microwave, Inc., a California corporation, L-3 Communications ESSCO, Inc., a Delaware corporation, L-3 Communications ILEX Systems, Inc., a Delaware corporation, L-3 Communications SPD Technologies, Inc., a Delaware corporation, L-3 Communications Storm Control Systems, Inc., a California corporation, Microdyne Corporation, a Maryland corporation, MPRI, Inc., a Delaware corporation, Pac Ord Inc., a Delaware corporation, Power Paragon, Inc., a Delaware corporation, Southern California Microwave, Inc., a California corporation, SPD Electrical Systems, Inc., a Delaware corporation, SPD Holdings, Inc., a Delaware corporation and SPD Switchgear Inc., a Delaware corporation, and The Bank of New York, each Guarantor (i) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of, and premium, interest (including Contingent Interest, if any) and Additional Amounts, if any, on the Security, whether at maturity or an interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium of, and interest (including Contingent Interest, if any) and Additional Amounts, if any, on the Security, and (c) in case of any extension of time of payment or renewal of any Security or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee.

                  Notwithstanding the foregoing, in the event that the Guarantee of any Guarantor would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Guarantor under its Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

                  No past, present or future director, officer, employee, agent, incorporator, stockholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Security, any Guarantee, the Indenture, any supplemental indenture delivered pursuant to the Indenture by such Guarantor or any Guarantees, or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

                  This Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. Capitalized terms used herein have the meaning assigned to them in the Indenture.

                               COLEMAN RESEARCH CORPORATION
                               EER SYSTEMS, INC.
                               ELECTRODYNAMICS, INC.
                               HENSCHEL INC.
                               HYGIENETICS ENVIRONMENTAL SERVICES,
                                    INC.
                               INTERSTATE ELECTRONICS CORPORATION
                               KDI PRECISION PRODUCTS, INC.
                               L-3 COMMUNICATIONS CORPORATION
                               L-3 COMMUNICATIONS AYDIN
                                    CORPORATION
                               L-3 COMMUNICATIONS DBS MICROWAVE,
                                    INC.
                               L-3 COMMUNICATIONS ESSCO, INC.
                               L-3 COMMUNICATIONS ILEX SYSTEMS, INC.
                               L-3 COMMUNICATIONS SPD
                                    TECHNOLOGIES, INC.
                               L-3 COMMUNICATIONS STORM CONTROL
                                    SYSTEMS, INC.
                               MICRODYNE CORPORATION
                               MPRI, INC.
                               PAC ORD INC.
                               POWER PARAGON, INC.
                               SOUTHERN CALIFORNIA MICROWAVE, INC.
                               SPD ELECTRICAL SYSTEMS, INC.
                               SPD HOLDINGS, INC.
                               SPD SWITCHGEAR INC.
                                    As Guaranteeing Subsidiaries


                               By: /s/ Christopher C. Cambria
                                   -------------------------------------
                                   Name:  Christopher C. Cambria
                                   Title: Vice President